UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

DANIMER SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39280	84-1924518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Industrial Boulevard
Bainbridge, Georgia		39817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 229 243-7075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2021 (the “Effective Date”), Danimer Scientific, Inc. (the “Company”) and Stephen E. Croskrey entered into an Amended and Restated Employment Agreement (the “A&R Employment Agreement”), which amended and restated that certain Employment Agreement (the “2020 Employment Agreement”) entered into by and between the Company and Mr. Croskrey on October 3, 2020, in its entirety. The 2020 Employment Agreement terminated upon the effectiveness of the A&R Employment Agreement.

The A&R Employment Agreement became effective on the Effective Date and ends on December 31, 2024, unless earlier terminated in accordance with its terms. The A&R Employment Agreement provides that Mr. Croskrey shall continue to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company, and provides for an annual base salary of $875,000 (“Annual Base Salary”), effective as of January 1, 2021. Additionally, the A&R Employment Agreement provides that Mr. Croskrey is entitled to a one-time bonus paid simultaneously with the execution of the A&R Employment Agreement, equal to $2,000,000. The A&R Employment Agreement also provides that upon satisfaction of performance targets to be established by the Board of Directors, Mr. Croskrey will be paid an annual incentive award for such year (the “Annual Incentive Award”) equal to between 1.25 times his Annual Base Salary and 2.5 times his Annual Base Salary.

The A&R Employment Agreement states that each year during the term, and simultaneously with the execution of the A&R Employment Agreement with respect to 2021, Mr. Croskrey will receive a long term incentive award (the “Long Term Incentive Award”), of which 50% shall be in the form of performance stock awards and 50% shall be in the form of stock options, to vest upon satisfaction of the performance targets to be established by the Board of Directors for each such year (the “Long Term Incentive Performance Targets”). In the event that such performance stock awards and/or stock options awarded to Mr. Croskrey are not available to be issued to Mr. Croskrey for any reason, then the Company shall pay to Mr. Croskrey, upon the vesting of such Long Term Incentive Award, an amount in cash equal to the notional value that each such performance stock award and/or stock option would have had on the date of such vesting as though it had been granted to Mr. Croskrey on the date of grant, as applicable. In the event that the Company is unable for any reason to issue to Mr. Croskrey stock options, performance stock awards, other equity based awards or shares of common stock, whether underlying such awards or otherwise, that the Company has contractually agreed to in prior agreements with Mr. Croskrey, then the Company shall be contractually obligated to pay to Mr. Croskrey, upon the vesting of any such awards, an amount in cash equal to the notional value that each such stock option, performance stock award or other equity based award would have had on the date of such vesting as though it had been granted to Mr. Croskrey on the date such other agreement giving rise to such award was entered into; provided that in either such case, any such cash payment shall be payable over a period of three years in equal quarterly installments, starting with the date of the vesting of such award.

Furthermore, under the A&R Employment Agreement, Mr. Croskrey is eligible to participate in employee benefit plans offered to the Company’s executives, the Company shall provide Mr. Croskrey with the use of a reasonably acceptable rental home or apartment at market rates in the Bainbridge, Georgia area, and will also provide Mr. Croskrey with the use of a corporate vehicle.

Pursuant to the A&R Employment Agreement, upon a termination of Mr. Croskrey’s employment (a) by the Company without cause, (b) by Mr. Croskrey for good reason, or (c) by the Company or any successor either upon the occurrence of a change in control (or within one year thereafter), and provided that Mr. Croskrey delivers to the Company a waiver and release of claims: (i) Mr. Croskrey will receive an amount in cash equal to 24 months of his Annual Base Salary; (ii) Mr. Croskrey will receive the Annual Incentive Award as of the date of termination; (iii) any unvested equity awards that are held by Mr. Croskrey, other than any unvested performance stock award portion of any Long Term Incentive Award (the “Excluded Award”), shall automatically vest and become exercisable (as applicable) as of the date of termination, provided that with respect to any Excluded Award, in the event of such termination, and provided Mr. Croskrey remains on the Board of Directors following such termination, the Excluded Award will remain in effect and continue to vest in accordance with its terms so long as Mr. Croskrey remains on the Board of Directors, and the Long Term Incentive Performance Targets established with respect to such Excluded Award shall be deemed achieved in the event that such termination arises in connection with a change in control; provided further that with respect to such termination where Mr. Croskrey does not remain on the Board of Directors, any such Excluded Award will vest pro rata in accordance with its terms if the related Long Term Incentive Performance Targets established with respect thereto as of the date of termination have been achieved, with such Long Term Incentive Performance Targets being deemed achieved in the case of a termination in connection with a change in control; and (iv) in the event that Mr. Croskrey is entitled to and elects to utilize coverage under Section 4980B of the Code (“COBRA Coverage”), Mr. Croskrey shall be reimbursed for COBRA Coverage for he and his dependents for the lesser of 24 months following termination or the date that the COBRA Coverage terminates in accordance with its terms.

The A&R Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Croskrey is subject to non-competition and non-solicitation obligations during the term of thereof and for a period of 12 months following his termination. The A&R Employment Agreement also contains customary non-disparagement covenants and confidentiality obligations to which Mr. Croskrey is subject.

All payments and benefits provided under the A&R Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Simultaneous with the execution of the A&R Employment Agreement, Mr. Croskrey received:

1.
A performance stock award (the “PSA”), granted under the Company’s 2020 Long-Term Incentive Plan (the “Plan”) and pursuant to a Performance Stock Agreement (the “Performance Stock Agreement”), dated July 23, 2021, between the Company and Mr. Croskrey, consisting of 95,943 performance shares of the Company’s common stock (the “Performance Shares”). The Performance Shares shall be issued only if (A) to the extent necessary, after the approval by the shareholders of the Company of an amendment to the Plan to increase the number of shares available under the Plan in an amount sufficient to permit the vesting and issuance of the Performance Shares in accordance with the PSA, and (B) they have vested in accordance with the following vesting criteria: (i) 30% of the Performance Shares (the “ROE Metric Shares”) shall be subject to vesting upon achievement of the pre-tax return on equity (“ROE”) metric as follows: the threshold for vesting the ROE Metric Shares shall be the Company achieving ROE of at least 5%, in which event 50% of the ROE Metric Shares shall vest, and upon the Company achieving ROE of 9%, 100% of the ROE Metric Shares shall vest, with pro rata vesting of the ROE Metric Shares for any amount of ROE in between such ranges; (ii) 30% of the Performance Shares (the “EBITDA Metric Shares”) shall be subject to vesting upon achievement of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) metric as follows: the threshold for vesting the EBITDA Metric Shares shall be the Company achieving EBITDA of at least $45 million, in which event 50% of the EBITDA Metric Shares shall vest, and upon the Company achieving $65 million of EBITDA, 100% of the EBITDA Metric Shares shall vest, with pro rata vesting of the EBITDA Metric Shares for any amount of EBITDA in between such ranges; and (iii) 40% of the Performance Shares (the “Neat Capacity Metric Shares”) shall be subject to vesting upon achievement of the nameplate capacity for neat PHA production (“Neat Capacity”) metric as follows: the threshold for vesting the Neat Capacity Metric Shares shall be the Company achieving a Neat Capacity of at least 75 million pounds, in which event 50% of the Neat Capacity Metric Shares shall vest, and upon the Company achieving 90 million pounds of Neat Capacity, 100% of the Neat Capacity Shares shall vest, with pro rata vesting of the Neat Capacity Metric Shares for any amount of Neat Capacity in between such ranges. For purposes of the PSA, (a) ROE shall mean the pre-tax return on equity equal to earnings before taxes divided by the average shareholders’ equity, based on the Company’s consolidated financial statements for the period in question, and the vesting of the ROE Metric Shares shall be measured based on the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, (b) EBITDA shall be determined based on the Company’s consolidated financial statements for the period in question, and the vesting of the EBITDA Metric Shares shall be measured based on the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, and (c) Neat Capacity shall be determined based upon a third-party certification of the ability of the Company to produce the quantities of neat PHA set forth above based on its facilities, and not necessarily actual production of such quantities, and the vesting of the Neat Capacity Metric Shares shall be measured as of December 31, 2023. The PSA terminates on the earlier of July 23, 2024 or Mr. Croskrey’s Termination Date (as defined in the Plan).

2.
An option to purchase 244,073 shares of the Company’s common stock (the “Option Shares”), granted under the Plan and pursuant to a Stock Option Agreement (the “Option Agreement”), dated July 23, 2021, between the Company and Mr. Croskrey, which shall only be exercisable if (A) to the extent necessary, after the approval by the shareholders of the Company of an amendment to the Plan to increase the number of shares available under the Plan in an amount sufficient to permit the exercise of the Option Shares, and (B) the Option Shares have vested, which vesting shall occur as follows: (i) one-third of the Option Shares shall vest on July 23, 2022, (ii) one-third of the Option Shares shall vest on July 23, 2023, and (iii) one-third of the Option Shares shall vest on July 23, 2024. The expiration date of the Option Shares is the earlier of July 23, 2031 or Mr. Croskrey’s Termination Date (as defined in the Plan).

The foregoing descriptions of the A&R Employment Agreement, the Performance Stock Agreement, and the Option Agreement, do not purport to be complete and are qualified in their entirety by reference to the A&R Employment Agreement, the Performance Stock Agreement, and the Option Agreement, which are included as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (the “Report”) and each are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 29, 2021, Danimer Scientific, Inc. (the “Company”) held a conference call (the “Conference Call”) to discuss its recently announced entry into a definitive agreement to acquire Novomer, Inc., a Delaware corporation. The transcript of the Conference Call  is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of the press release (the “Press Release”) that the Company issued announcing its entry into such agreement. The Press Release includes information regarding participation in the Conference Call. The information contained in this Item 7.01, Exhibits 99.1 and 99.2 and the information set forth therein are being furnished only and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits. The following Exhibits are filed herewith as a part of this Report:

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated as of July 23, 2021, between Danimer Scientific, Inc. and Stephen E. Croskrey.
10.2	Performance Stock Agreement, dated July 23, 2021, between the Company and Stephen E. Croskrey.
10.3	Stock Option Agreement, dated July 23, 2021, between the Company and Stephen E. Croskrey.
99.1	Conference Call Transcript (furnished only).
99.2	Press Release (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Danimer Scientific, Inc

Date:	July 29, 2021	By:	/s/ John A. Dowdy, III
John A. Dowdy, III Chief Financial Officer